 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

September 30, 2019
Date of report (Date of earliest event reported)
_______________________
Valeritas Holdings, Inc.
(Exact name of registrant as specified in its charter)
________________________

Delaware	001-38038	46-5648907
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Route 202, Suite 600 Bridgewater, NJ (Address of principal executive offices)	08807 (Zip Code)

Registrant's telephone number, including area code (908) 927-9920 (Former name or former address, if changed since last report) ________________________

Check the appropriate box below if the Form 8‑K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per value	VLRX	The Nasdaq Capital Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.
Exchange of Outstanding Debt
On September 30, 2019, Valeritas Holdings, Inc. (the “Company”) exchanged $25.0 million of its outstanding debt (the “Debt Exchange ”), consisting of approximately $22.7 million under the Company’s Term Loan with CRG (each as defined below) and approximately $2.3 million under the Company’s amended and restated promissory note with WCAS (as defined below), for an aggregate of 17,123,284 shares of newly created Series B Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”). The details of the Debt Exchange are provided below.

Series B Preferred Stock Purchase Agreement
On September 30, 2019, the Company, CRG (as defined below) and WCAS Capital Partners IV, L.P. (“WCAS” and, together with CRG, the “Lenders”) entered into a Series B Preferred Stock Purchase Agreement (the “Series B Purchase Agreement”) pursuant to which the Lenders agreed to exchange their pro rata portion of an aggregate $25.0 million of Company’s outstanding debt for an aggregate of 17,123,284 newly created shares of Series B Preferred Stock at the Minimum Price as defined under Nasdaq Listing Rule 5635(d). Accordingly, the outstanding debt was exchanged for shares of Series B Preferred Stock at price equal to $1.46 per share, which was the lower of the closing price of the Company’s common stock, par value $0.001 per share (the “Common Stock”), on September 27, 2019 or the average closing price of the Common Stock for the five trading days immediately preceding the date of the Series B Purchase Agreement. The terms of the Series B Purchase Agreement are substantially the same as the Company’s previously disclosed Series A Preferred Stock Purchase Agreement, which it entered into with the Lenders in February 2017, pursuant to which the Lenders converted approximately $27.5 million of debt for newly created shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”). The exchange of debt for the Series B Preferred Stock was conditioned upon amending the terms of the Series A Preferred Stock to reflect the terms of the Series B Preferred Stock where permissible under applicable Nasdaq Stock Market rules. A copy of the Series B Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.
Amendment No. 2 to Term Loan
In connection with the Debt Exchange, on September 30, 2019, Valeritas, Inc., a Delaware corporation and a wholly-owned subsidiary the Company, entered into a second amendment (the “Amendment”) to its Second Amended and Restated Term Loan Agreement (the “Term Loan”) with Capital Royalty Partners II L.P., Capital Royalty Partners II-Parallel Fund “A” L.P., Parallel Investment Opportunities Partners II L.P., Capital Royalty Partners II - Parallel Fund “B” (Cayman) L.P., and Capital Royalty Partners II (Cayman) L.P. (collectively referred to as “CRG”). The Amendment (i) increases the interest rate of the Term Loan from 11.00% to 13.00% per annum; (ii) reduces the threshold for a Change of Control (as defined in the Term Loan) to 30% from 50%; and (iii) provides for an additional backend facility fee on the outstanding principal balance of the Term Loan immediately following the Debt Exchange, payable by the Company upon completion of the Term Loan. CRG was also granted the right to designate a board observer to attend all meetings of the Company’s board of directors and receive any related board meeting materials for so long as CRG holds any shares of the Company’s Series A Preferred Stock, or Series B Preferred Stock, or any debt is outstanding under the Term Loan, to the extent CRG does not already have designated representation on the Company’s board of directors. A copy of the Amendment is filed as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated by reference herein.
Registration Rights Agreement Amendment No. 1
Contemporaneously with the execution of the Series B Purchase Agreement, the Company also entered into an amendment (the “Registration Rights Amendment”) to its existing Registration Rights Agreement, dated as of February 14, 2017 by and among the Company and the Lenders (the “Registration Rights Agreement”), pursuant to which the Company agreed to amend the definition of Preferred Stock (as defined in the Registration Rights Agreement) to include the Series B Preferred Stock, such that at any time after 90 days following the Debt Exchange, the Lenders may require the Company to file a registration statement for the resale of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock then held by the Lenders. The rights of the Lenders to require the Company to file a registration statement to register the resale of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock held by the Lenders remains unchanged. A copy of the Registration Rights Amendment is filed as Exhibit 10.3 to this Current Report on Form 8-K, and is incorporated by reference herein.

Series B Certificate of Designation; Description of Series B Preferred Stock
On September 30, 2019, as required by the Series B Purchase Agreement, the Company filed with the Secretary of State of Delaware a certificate of designation (the “Series B Certificate of Designation”), setting forth the rights, preferences and privileges of the Series B Preferred Stock.
The shares of Series B Preferred Stock, which rank pari passu with the Series A Preferred Stock, are convertible at the option of the holder at any time into shares of Common Stock at a conversion rate determined by dividing the Series B Original Issue Price by the Series B Conversion Price (each as defined in the Series B Certificate of Designation) in effect at the time of conversion. This formula initially results in a one-to-one conversion ratio. The Series B Conversion Price is subject to adjustment for stock splits and the like subsequent to the date of issuance of the Series B Preferred Stock. On or after January 1, 2021, at the Company’s option, if the Company has achieved an average market capitalization of at least $300 million for its most recent fiscal quarter, the Company may elect to automatically convert all of the outstanding shares of Series B Preferred Stock into Common Stock at the then applicable conversion rate.

The holders of shares of Series B Preferred Stock are entitled to receive preferred dividends at a rate of $8.00 per every $100.00 of Series B Preferred Stock, compounded annually from and after the issuance date, payable either in cash or in additional shares of Series B Preferred Stock, at the Company’s election, which are payable annually in arrears on December 31st of each year (commencing December 31, 2020). The shares of Series B Preferred Stock are also entitled to receive participating dividends. The shares of Series B Preferred Stock have no voting rights. The Company has the right to redeem all or less than all of the Series B Preferred Stock, at any time, at a price equal to the Series B Original Issue Price, as adjusted, plus any accrued but unpaid dividends.
In the event of a Deemed Liquidation Event (as defined in the Series B Certificate of Designation) the holders of Series B Preferred Stock are eligible to receive the greater of (i) an amount equal to the Series B Original Issue Price, plus any dividends unpaid thereon, plus an amount equal to accrued and unpaid dividends and distributions thereon, or (ii) such amount per share as would have been payable had all shares of Series B Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event.
The Series B Preferred Stock contains certain protective provisions, and requires the consent of a majority of the holders of the Series B Preferred Stock prior to the Company liquidating, dissolving, effecting any merger or Deemed Liquidation Event (as defined in the Series B Certificate of Designation) or consenting to the foregoing; amending its governing documents in a manner that affects the rights of the Series B Preferred Stock; authorizing shares of capital stock (or amending terms of capital stock) on parity or senior to the Series B Preferred Stock; purchasing or redeeming shares of capital stock, or declaring any dividends other than permitted dividends or other limited exceptions; incurring additional indebtedness; issuing shares of capital stock at an effective price per share lower than $1.46 per share (subject to certain limited exceptions); or issuing any shares of Series B Preferred Stock to any individual, entity or person other than CRG or WCAS or their affiliates or transferees. A copy of the Series B Certificate of Designation is filed as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated by reference herein
Amended and Restated Series A Certificate of Designation
In connection with the Debt Exchange and as required by the Series B Purchase Agreement, the Company, on September 30, 2019, filed with the Secretary of State of Delaware an amended and restated certificate of designation for the Series A Preferred Stock (the “Amended and Restated Series A Certificate of Designation”), amending and restating the rights, preferences and privileges of the Series A Preferred Stock. The shares of Series A Preferred Stock were amended to (i) provide the Company with the option to pay dividends on the Series A Preferred Stock in cash or shares of Common Stock, whereas previously it was the holder’s option to choose the form of dividend payment, and (ii) otherwise conform the terms of the Series A Preferred Stock to the terms of the Series B Preferred Stock in all other material respects where permitted under applicable Nasdaq Listing Rules. Accordingly, similar to the Series B Preferred Stock, the Series A Preferred Stock contains certain protective provisions, and requires the consent of a majority of the holders of the Series A Preferred Stock prior to the Company liquidating, dissolving, effecting any merger or Deemed Liquidation Event (as defined in the Amended and Restated Series A Certificate of Designation) or consenting to the foregoing; amending its governing documents in a manner that affects the rights of the Series A Preferred Stock; authorizing shares of capital stock (or amending terms of capital stock) on parity or senior to the Series A Preferred Stock; purchasing or redeeming shares of capital stock, or declaring any dividends other than permitted dividends or other limited exceptions; incurring additional indebtedness; or issuing any shares of Series A Preferred Stock to any individual, entity or person other than CRG or WCAS or their affiliates or transferees. A copy of the Amended and Restated Series A Certificate of Designation is filed as Exhibit 3.2 to this Current Report on Form 8-K, and is incorporated by reference herein.
The foregoing summaries of the Series B Purchase Agreement, Registration Rights Amendment, Series B Certificate of Designation and Amended and Restated Series A Certificate of Designation do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, Registration Rights Amendment, Series B Certificate of Designation and Amended and Restated Series A Certificate of Designation, all of which are filed as exhibits to this current report on Form 8-K and incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
The issuance of shares of Series B Preferred Stock pursuant to the Series B Purchase Agreement is exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction not involving any public offering. The information contained in Item 1.01 above regarding the Series B Preferred Stock is incorporated herein by reference into this Item 3.02.
Item 3.03 Material Modification to the Rights of Security Holders.
The information contained in Item 1.01 above regarding the Amended and Restated Series A Certificate of Designation, Series A Preferred Stock, Series B Certificate of Designation and Series B Preferred Stock is incorporated herein by reference into this Item 3.03.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The information contained in Item 1.01 above regarding the Amended and Restated Series A Certificate of Designation, Series A Preferred Stock, Series B Certificate of Designation and Series B Preferred Stock is incorporated herein by reference into this Item 5.03.
Item 8.01 Other Events.
Debt Exchange Press Release
On October 2, 2019, the Company issued a press release announcing the Debt Exchange and preliminary revenue guidance for the third quarter of 2019.
The Company announced the following preliminary guidance for the third quarter of 2019: revenue for the third quarter ended September 30, 2019 is projected to be approximately $8.5 million, and as previously stated, annual revenue for 2019 is expected to be between $31.0 million and $33.0 million. The Company expects gross margin and operating expenses to be approximately 50% and between $17.2 million and $17.7 million for the third quarter 2019, respectively. Cash and cash equivalents are expected to be approximately $23 million at September 30, 2019 and total liabilities are expected to be approximately $40 million at September 30, 2019, down $20 million from June 30, 2019, primarily due to the reduction in long-term debt. Total liabilities at September 30, 2019 are inclusive of a backend facility fee associated with the restructured debt.
 Set forth above are certain preliminary financial results for the three months ended September 30, 2019. These preliminary results represent the Company’s estimates only based on currently available information and do not present all necessary information for an understanding of the Company’s financial condition as of September 30, 2019 or the Company’s results of operations for the three and nine months ended September 30, 2019. As the Company completes its quarter-end close process and finalizes its third quarter 2019 unaudited financial statements, the Company will be required to make significant judgments in a number of areas. This financial information has been prepared by and is the responsibility of the Company’s management. The Company’s independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to this preliminary data or the accounting treatment thereof and does not express an opinion or any other form of assurance with respect thereto.
The full text of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.
Item 9.01 Exhibits.

(d)	Exhibits.

3.1	Series B Certificate of Designation.

3.2	Amended and Restated Series A Certificate of Designation.

10.1	Series B Purchase Agreement, dated as of September 30, 2019, by and among the Company, CRG and WCAS.

10.2	Amendment No. 2 to Term Loan, dated as of September 30, 2019, by and among Valeritas, Inc. and CRG.

10.3	Amendment No. 1 to Registration Rights Agreement, dated as of September 30, 2019, by and among the Company, CRG and WCAS.

99.1	Press release dated October 2, 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERITAS HOLDINGS, INC.

Date: October 2, 2019	By:	/s/ John E. Timberlake
	Name:	John E. Timberlake
	Title:	Chief Executive Officer